FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Completes Acquisition of NewBridge Bancorp and Reports Record Net Operating Earnings of $14.8 Million, or $0.39 Per Diluted Share, in the First Quarter of 2016

RALEIGH, N.C., April 21, 2016 – Yadkin Financial Corporation (NYSE: YDKN) ("Yadkin" or the "Company"), the parent company of Yadkin Bank, today announced financial results for the first quarter ended March 31, 2016.

"We are pleased to report record net operating earnings in the first quarter of 2016, the combined result of the recent acquisition of NewBridge Bancorp, and continued strong organic growth," announced Scott Custer, Yadkin's CEO." The NewBridge merger enables us to reach customers in every major market in North Carolina, providing us now with a particularly strong presence in the Triad area." Commenting on the merger integration, Mr. Custer stated, "We have already made significant progress towards consolidating the operating platforms based on our merger plan. Additionally, we believe that successful execution of the systems integration in September 2016 will allow us to fully realize the cost savings and operational leverage that the NewBridge merger provides."

First Quarter 2016 Performance Highlights

•
On March 1, 2016, the Company completed its previously announced acquisition of NewBridge Bancorp and currently operates as the largest community bank based in North Carolina with $7.4 billion in total assets, $5.3 billion in deposits, and $985 million in shareholders' equity.

•	Net income available to common shareholders totaled $7.8 million, or $0.20 per diluted share, in Q1 2016 compared to $0.37 per diluted share in Q4 2015 and $0.30 per diluted share in Q1 2015.

•
Net operating earnings available to common shareholders, which excludes certain non-operating income and expenses, improved to $14.8 million, or $0.39 per diluted share, in Q1 2016 from $12.6 million, or $0.40 per diluted share, in Q4 2015 and $10.3 million, or $0.33 per diluted share, in Q1 2015.

•
Annualized net operating return on average tangible common equity was 13.14 percent in Q1 2016 compared to 13.14 percent in Q4 2015 and 11.94 in Q1 2015. Annualized net operating return on average assets was 1.09 percent in Q1 2016 compared to 1.14 percent in Q4 2015 and 1.04 percent in Q1 2015.

•	Operating efficiency, the ratio of operating expenses to total operating revenues, was 58.1 percent in Q1 2016 compared to 57.5 percent in Q4 2015 and 62.1 percent in Q1 2015.

•
Asset quality improved following the acquisition of NewBridge Bancorp, as nonperforming loans to total loans declined to 0.83 percent as of March 31, 2016 from 1.06 percent as of December 31, 2015 and 1.29 percent as of March 31, 2015.

Acquisition of NewBridge Bancorp

On March 1, 2016, the Company completed its acquisition of NewBridge Bancorp (“NewBridge”), pursuant to an Agreement and Plan of Merger, dated October 12, 2015 (the “NewBridge Merger Agreement”). Pursuant to the NewBridge Merger Agreement, each share of NewBridge Class A common stock and Class B common stock was converted into the right to receive 0.50 shares of the common stock of the Company. Based on the Company's stock price at the closing date of the NewBridge Merger, purchase consideration totaled $431.3 million. Immediately following the merger of NewBridge into Yadkin, NewBridge Bank, a North Carolina-chartered commercial bank, merged with and into Yadkin Bank, with Yadkin Bank surviving such merger.

The NewBridge Merger was accounted for under the acquisition method of accounting with Yadkin as the legal and accounting acquirer and NewBridge as the legal and accounting acquiree. The assets and liabilities of NewBridge have been recorded at their estimated fair values and added to those of Yadkin for periods following the merger date. The Company may refine its valuations of acquired NewBridge assets and liabilities for up to one year following the merger date.

The Company is currently the fourth largest bank headquartered in North Carolina and ranks first by North Carolina deposit market share among community banks. The Company now operates 110 full-service banking locations in its North Carolina and South Carolina banking network and has a significant presence in all major North Carolina markets, including Charlotte, the Raleigh-Durham-Chapel Hill Triangle, the Piedmont Triad, and Wilmington. The Company plans to complete systems integration in September 2016. The NewBridge Merger added $2.1 billion in loans, $2.0 billion in deposits, and resulted in significant changes across most balance sheet categories. Additionally, since the merger was effective on March 1, 2016, the Company's results of operations for the first quarter reflect the impact of NewBridge for only one month. As a result, the Company's first quarter 2016 financial results may not be comparable to financial results in prior periods.

Results of Operations and Asset Quality

1Q 2016 vs. 4Q 2015

Net interest income totaled $48.0 million in the first quarter of 2016, which was a significant increase from $41.3 million in the fourth quarter of 2015. This increase was due to the impact of earning assets acquired in the NewBridge Merger and organic loan growth. Net interest margin decreased from 4.29 percent in the fourth quarter of 2015 to 4.05 percent in the first quarter of 2016, primarily due to lower-yielding acquired NewBridge loans. Core net interest margin, which excludes the impact of accretion income on net interest income, was 3.70 percent in the first quarter of 2016, compared to 3.87 percent in the fourth quarter of 2015.

Net accretion income on acquired loans totaled $3.6 million in the first quarter of 2016, which consisted of $1.1 million of net accretion on purchased credit-impaired ("PCI") loans and $2.4 million of accretion income on purchased non-impaired loans. Net accretion income on acquired loans in the fourth quarter of 2015 totaled $3.0 million, which included $791 thousand of net accretion on PCI loans and $2.2 million of net accretion income on purchased non-impaired loans. Net accretion income on purchased non-impaired loans included $767 thousand of accelerated accretion due to principal prepayments in the first quarter of 2016 compared to $861 thousand in the fourth quarter of 2015.

Provision for loan losses was $1.9 million in the first quarter of 2016 compared to $2.7 million in the fourth quarter of 2015.The table below summarizes changes in the allowance for loan losses ("ALLL") on a linked-quarter basis for the quarters presented.

(Dollars in thousands)	Non-PCI Loans	PCI Loans	Total

Q1 2016
Balance at January 1, 2016	$8,447	$1,322	$9,769
Net charge-offs	(1,413)	—	(1,413)
Provision for loan losses	2,419	(544)	1,875
Balance at March 31, 2016	$9,453	$778	$10,231

Q4 2015
Balance at October 1, 2015	$7,602	$1,398	$9,000
Net charge-offs	(1,944)	—	(1,944)
Provision for loan losses	2,789	(76)	2,713
Balance at December 31, 2015	$8,447	$1,322	$9,769
The ALLL was $10.2 million, or 0.20 percent of total loans as of March 31, 2016, compared to $9.8 million, or 0.32 percent of total loans, as of December 31, 2015. The decline in ALLL to total loans was primarily due to acquisition accounting. Upon completion of the NewBridge Merger, NewBridge's historical ALLL was eliminated, and the acquired loan portfolio was adjusted to estimated fair value. Adjusted ALLL, which is a non-GAAP metric that includes ALLL as well as net acquisition accounting fair value adjustments for acquired loans, declined from 1.62 percent of total loans as of December 31, 2015 to 1.50 percent as of March 31, 2016. The decline in the adjusted ALLL ratio was partially due to lower fair value adjustments on acquired NewBridge loans and was partially due to improvements in historical loss rates used in the Company's ALLL model.

The provision for loan losses on non-PCI loans decreased by $370 thousand in the first quarter of 2016, primarily due to lower net charge-offs, which totaled $1.4 million in the first quarter of 2016 and $1.9 million in the fourth quarter of 2015. The annualized net charge-off rate was 0.15 percent of average loans the first quarter of 2016, a decline from 0.25 percent in the fourth quarter of 2015. The provision credit recorded on PCI loans increased by $468 thousand on a linked-quarter basis as a result of improving cash flows on the Company's PCI loan pools.

Nonperforming loans, which include nonaccrual loans, loans past due 90 days or more and still accruing, as a percentage of total loans decreased to 0.83 percent as of March 31, 2016 from 1.06 percent as of December 31, 2015. Total nonperforming assets (which include nonperforming loans and foreclosed assets) as a percentage of total assets similarly decreased to 0.83 percent as of March 31, 2016 from 1.07 percent as of December 31, 2015. The improvement in the Company's nonperforming asset ratio was primarily due to lower nonperforming asset levels in the acquired NewBridge loan portfolio.

Non-interest income totaled $11.4 million in the first quarter of 2016, an increase from $10.0 million in the fourth quarter of 2015. Service charges and fees on deposit accounts increased by $776 thousand primarily due to the addition of acquired NewBridge deposit accounts. Government-guaranteed, small business lending income, which includes gains on sales of the guaranteed portion of certain U.S. Small Business Administration ("SBA") loans as well as servicing fees on previously sold SBA loans, contributed $3.1 million to non-interest income in the first quarter of 2016.

Non-interest expense totaled $44.8 million in the first quarter of 2016, an increase from $30.6 million in the fourth quarter of 2015. The linked-quarter increase in expenses was primarily due to a $9.5 million increase in merger and conversion costs, which includes professional fees, personnel costs, and other expenses required to close the NewBridge Merger as well as costs to convert data processing, technology, signage, and branch network to the Company's integrated platform. Operating non-interest expense, which excludes merger and conversion costs and restructuring charges, increased by $5.0 million on a linked-quarter basis. Salaries and employee benefits, occupancy and equipment, data processing, and other non-interest expense categories all increased as a result of the NewBridge Merger, which added employees, branch and other facilities, and equipment to the Company's expense base.

Operating efficiency ratio, which excludes merger and conversion costs and restructuring charges, was 58.1 percent in the first quarter of 2016 and 57.5 percent in the fourth quarter of 2015. The Company has made significant progress towards integrating NewBridge onto its integrated platform based upon the merger plan. Additionally, execution of the branch consolidation plan (12 branch closures scheduled in Q2 and Q3 2016), closures of two significant NewBridge non-branch locations (scheduled for Q3 2016), and completion of the systems integration (scheduled for September 2016) should enable the Company to fully realize the cost savings and operational leverage that the NewBridge Merger provides. Management believes the majority of projected cost savings will be achieved by the end of Q3 2016 with remaining savings to be realized in Q4 2016 and Q1 2017.

Income tax expense totaled $4.9 million in the first quarter of 2016 compared to $6.2 million in the fourth quarter of 2015. The Company's effective tax rate increased to 38.7 percent in the first quarter of 2016 from 34.3 percent in the fourth quarter of 2015, primarily due to the impact of non-deductible merger expenses.

Dividend Information

On April 20, 2016, Yadkin's Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its outstanding shares of unrestricted common stock, payable on May 19, 2016 to shareholders of record on May 12, 2016.

****

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 110 branches across North Carolina and upstate South Carolina. Serving over 130,000 customers, the Company has assets of $7.4 billion. The Bank’s primary business is providing banking, mortgage, investment, and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. Yadkin Financial Corporation's common stock is traded on the NYSE under the symbol YDKN.

Conference Call

Yadkin Financial Corporation will host a conference call at 10:00 a.m. Eastern Time on April 21, 2016, to discuss the Company's financial results. The call may be accessed by dialing (800) 685-3601 and requesting the Yadkin Financial Corporation First Quarter 2016 Conference Call. Listeners should dial in 10-15 minutes prior to the start of the call.

A webcast of the conference call will be available online at www.yadkinbank.com and following the links to About Us, Investor Relations. A replay of the call will be available through May 23, 2016, by dialing (800) 633-8284 or (402) 977-9140 and entering reservation number 21809422.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Yadkin management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) pre-tax, pre-provision operating earnings; (iii) operating non-interest expense, (iv) operating efficiency ratio, (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in its analysis of the Company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, a one-time branch sale gain, merger and conversion costs, restructuring charges, income tax expense from the change in future state tax rates, and the income tax effect of adjustments. Pre-tax, pre-provision operating earnings excludes the following from net income: provision for loan losses, income tax expense, securities gains and losses, a one-time branch sale gain, merger and conversion costs, and restructuring charges. Operating non-interest expense excludes merger and conversion costs and restructuring charges from non-interest expense. The operating efficiency ratio excludes a one-time branch sale gain, securities gains and losses, merger and conversion costs, and restructuring charges from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from shareholders' equity.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Yadkin performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; our ability to achieve the estimated synergies from the NewBridge Acquisition and once integrated, the effects of such business combination on our future financial condition, operating results, strategy and plans; our ability to integrate NewBridge on our schedule and budget; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets; the amount of our loan portfolio collateralized by real estate; our ability to maintain appropriate levels of capital; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in political conditions or the legislative or regulatory environment, including the effect of future financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary liquidity sources such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits; loss of consumer confidence and economic disruptions resulting from terrorist activities or military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

CONTACT:
Terry Earley, CFO
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: Terry.Earley@yadkinbank.com

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income
Loans	$47,971	$41,025	$40,300	$40,404	$39,796
Investment securities	6,113	5,243	3,957	3,786	3,996
Federal funds sold and interest-earning deposits	103	54	47	45	50
Total interest income	54,187	46,322	44,304	44,235	43,842
Interest expense
Deposits	3,467	2,950	3,097	3,073	2,889
Short-term borrowings	808	489	437	331	289
Long-term debt	1,867	1,541	1,465	1,504	1,488
Total interest expense	6,142	4,980	4,999	4,908	4,666
Net interest income	48,045	41,342	39,305	39,327	39,176
Provision for loan losses	1,881	2,714	1,576	994	961
Net interest income after provision for loan losses	46,164	38,628	37,729	38,333	38,215
Non-interest income
Service charges and fees	4,212	3,436	3,566	3,495	3,253
Government-guaranteed lending	3,072	3,170	3,009	3,677	2,873
Mortgage banking	1,623	1,571	1,731	1,633	1,322
Bank-owned life insurance	552	466	470	465	472
Gain (loss) on sales of available for sale securities	130	(85)	—	84	1
Gain on sale of branches	—	88	—	—	—
Other	1,765	1,320	2,022	1,446	918
Total non-interest income	11,354	9,966	10,798	10,800	8,839
Non-interest expense
Salaries and employee benefits	18,040	15,777	14,528	15,391	15,202
Occupancy and equipment	5,535	4,722	4,641	4,637	4,799
Data processing	2,140	1,931	1,851	1,929	1,888
Professional services	1,108	861	1,196	1,407	1,092
FDIC insurance premiums	821	674	732	772	714
Foreclosed asset expenses	311	366	277	445	188
Loan, collection, and repossession expense	1,133	926	931	850	936
Merger and conversion costs	10,335	803	104	(25)	220
Restructuring charges	21	282	50	2,294	907
Amortization of other intangible assets	1,053	745	761	777	815
Other	4,301	3,477	3,777	3,839	4,197
Total non-interest expense	44,798	30,564	28,848	32,316	30,958
Income before income taxes	12,720	18,030	19,679	16,817	16,096
Income tax expense	4,920	6,182	7,891	6,076	5,846
Net income	7,800	11,848	11,788	10,741	10,250
Dividends on preferred stock	—	—	—	183	639
Net income available to common shareholders	$7,800	$11,848	$11,788	$10,558	$9,611

NET INCOME PER COMMON SHARE
Basic	$0.20	$0.37	$0.37	$0.33	$0.30
Diluted	0.20	0.37	0.37	0.33	0.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,102,926	31,617,993	31,608,909	31,609,021	31,606,909
Diluted	38,194,964	31,815,333	31,686,150	31,610,620	31,608,928

SELECTED PERFORMANCE RATIOS AND FINANCIAL DATA

	As of and for the three months ended
(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Selected Performance Ratios (Annualized)
Return on average assets	0.57%	1.07%	1.08%	1.01%	0.98%
Net operating return on average assets (Non-GAAP)	1.09%	1.14%	1.15%	1.14%	1.04%
Return on average shareholders' equity	4.42%	8.38%	8.45%	7.71%	7.37%
Net operating return on average shareholders' equity (Non-GAAP)	8.39%	8.92%	8.98%	8.68%	7.87%
Return on average tangible common equity	6.63%	11.90%	12.09%	11.20%	10.61%
Net operating return on average tangible common equity (Non-GAAP)	13.14%	13.14%	13.34%	13.13%	11.94%
Yield on earning assets, tax equivalent	4.57%	4.81%	4.72%	4.83%	4.84%
Cost of interest-bearing liabilities	0.64%	0.65%	0.66%	0.65%	0.63%
Net interest margin, tax equivalent	4.05%	4.29%	4.19%	4.29%	4.33%
Efficiency ratio	75.42%	59.57%	57.58%	64.47%	64.48%
Operating efficiency ratio (Non-GAAP)	58.11%	57.46%	57.27%	60.04%	62.13%

Per Common Share
Net income, basic	$0.20	$0.37	$0.37	$0.33	$0.30
Net income, diluted	0.20	0.37	0.37	0.33	0.30
Net operating earnings, basic (Non-GAAP)	0.39	0.40	0.40	0.38	0.33
Net operating earnings, diluted (Non-GAAP)	0.39	0.40	0.40	0.38	0.33
Book value	19.13	17.73	17.56	17.28	17.07
Tangible book value (Non-GAAP)	11.94	12.51	12.31	12.01	11.75
Common shares outstanding	51,480,284	31,726,767	31,711,901	31,712,021	31,609,021

Asset Quality Data and Ratios
Nonperforming loans:
Nonaccrual loans	$27,981	$21,194	$27,830	$25,692	$26,841
Accruing loans past due 90 days or more	14,992	11,337	9,303	6,800	10,789
Foreclosed assets	18,435	15,346	11,793	13,547	12,427
Total nonperforming assets	$61,408	$47,877	$48,926	$46,039	$50,057
Restructured loans not included in nonperforming assets	$5,147	$5,609	$2,564	$2,333	$2,043
Net charge-offs to average loans (annualized)	0.15%	0.25%	0.12%	0.12%	0.07%
Allowance for loan losses to loans	0.20%	0.32%	0.30%	0.28%	0.28%
Adjusted allowance for loan losses to loans	1.50%	1.62%	1.75%	1.88%	2.04%
Nonperforming loans to loans	0.83%	1.06%	1.25%	1.10%	1.29%
Nonperforming assets to total assets	0.83%	1.07%	1.12%	1.06%	1.17%

Capital Ratios
Tangible equity to tangible assets	8.72%	9.21%	9.30%	9.16%	9.75%
Tangible common equity to tangible assets	8.72%	9.21%	9.30%	9.16%	9.06%
Yadkin Financial Corporation[1]:
Tier 1 leverage	12.32%	9.42%	9.40%	9.22%	9.60%
Common equity Tier 1	9.87%	10.55%	10.50%	10.43%	10.14%
Tier 1 risk-based capital	10.24%	10.59%	10.55%	10.43%	10.82%
Total risk-based capital	11.36%	11.96%	11.98%	11.88%	12.25%
Yadkin Bank[1]:
Tier 1 leverage	13.25%	10.34%	10.35%	10.17%	10.59%
Common equity Tier 1	10.96%	11.64%	11.64%	11.53%	11.97%
Tier 1 risk-based capital	10.96%	11.64%	11.64%	11.53%	11.97%
Total risk-based capital	11.19%	11.99%	12.04%	11.93%	12.34%

[1] Regulatory capital ratios for Q1 2016 are estimates.

QUARTERLY BALANCE SHEETS (UNAUDITED)

	Ending balances
(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Assets
Cash and due from banks	$67,923	$60,783	$54,667	$65,620	$55,426
Interest-earning deposits with banks	42,892	50,885	23,088	57,141	52,826
Federal funds sold	—	250	—	200	250
Investment securities available for sale	1,103,444	689,132	713,492	649,015	658,323
Investment securities held to maturity	39,071	39,182	39,292	39,402	39,511
Loans held for sale	53,820	47,287	37,962	38,622	32,322
Loans	5,208,752	3,076,544	2,979,779	2,955,771	2,913,859
Allowance for loan losses	(10,231)	(9,769)	(9,000)	(8,358)	(8,284)
Net loans	5,198,521	3,066,775	2,970,779	2,947,413	2,905,575
Purchased accounts receivable	57,175	52,688	69,383	69,933	62,129
Federal Home Loan Bank stock	41,851	24,844	22,932	21,976	20,277
Premises and equipment, net	119,244	73,739	75,530	77,513	78,683
Bank-owned life insurance	141,170	78,863	78,397	77,927	77,462
Foreclosed assets	18,435	15,346	11,793	13,547	12,427
Deferred tax asset, net	79,342	55,607	54,402	62,179	67,071
Goodwill	337,711	152,152	152,152	152,152	152,152
Other intangible assets, net	32,416	13,579	14,324	15,085	15,862
Accrued interest receivable and other assets	87,995	53,032	44,033	39,327	38,782
Total assets	$7,421,010	$4,474,144	$4,362,226	$4,327,052	$4,269,078

Liabilities
Deposits:
Non-interest demand	$1,151,128	$744,053	$730,928	$697,653	$655,333
Interest-bearing demand	1,158,417	523,719	484,187	475,597	472,524
Money market and savings	1,576,974	1,024,617	1,001,739	991,982	1,010,348
Time	1,463,193	1,017,908	1,030,915	1,077,862	1,070,970
Total deposits	5,349,712	3,310,297	3,247,769	3,243,094	3,209,175
Short-term borrowings	719,800	375,500	395,500	355,500	325,500
Long-term debt	239,763	194,967	129,859	147,265	137,199
Accrued interest payable and other liabilities	127,093	30,831	32,301	33,077	29,385
Total liabilities	6,436,368	3,911,595	3,805,429	3,778,936	3,701,259

Shareholders' equity
Preferred stock	—	—	—	—	28,405
Common stock	51,480	31,727	31,712	31,712	31,609
Common stock warrant	717	717	717	717	717
Additional paid-in capital	904,711	492,828	492,387	492,151	492,194
Retained earnings	33,621	44,794	36,109	27,481	16,922
Accumulated other comprehensive loss	(5,887)	(7,517)	(4,128)	(3,945)	(2,028)
Total shareholders' equity	984,642	562,549	556,797	548,116	567,819
Total liabilities and shareholders' equity	$7,421,010	$4,474,144	$4,362,226	$4,327,052	$4,269,078

QUARTERLY NET INTEREST MARGIN ANALYSIS

	Three months ended March 31, 2016			Three months ended December 31, 2015			Three months ended March 31, 2015
(Dollars in thousands)	Average Balance	Interest (1)	Yield/Cost (1)	Average Balance	Interest (1)	Yield/Cost (1)	Average Balance	Interest (1)	Yield/Cost (1)

Assets
Loans (2)	$3,843,108	$48,065	5.03%	$3,052,866	$41,082	5.34%	$2,924,287	$39,796	5.52%
Investment securities (3)	905,582	6,460	2.87	746,243	5,511	2.93	706,888	4,229	2.43
Federal funds and other	63,660	103	0.65	51,900	54	0.41	59,572	50	0.34
Total interest-earning assets	4,812,350	54,628	4.57%	3,851,009	46,647	4.81%	3,690,747	44,075	4.84%
Goodwill	216,758			152,152			152,152
Other intangibles, net	20,032			14,036			16,359
Other non-interest-earning assets	437,297			382,964			391,489
Total assets	$5,486,437			$4,400,161			$4,250,747

Liabilities and Equity
Interest-bearing demand	$741,589	$303	0.16%	$499,987	$135	0.11%	$470,919	$160	0.14%
Money market and savings	1,202,797	776	0.26	997,744	632	0.25	1,003,156	716	0.29
Time	1,196,072	2,387	0.80	1,044,986	2,183	0.83	1,089,950	2,013	0.75
Total interest-bearing deposits	3,140,458	3,466	0.44	2,542,717	2,950	0.46	2,564,025	2,889	0.46
Short-term borrowings	475,267	808	0.68	372,832	489	0.52	288,000	289	0.41
Long-term debt	252,442	1,867	2.97	136,818	1,541	4.47	150,450	1,488	4.01
Total interest-bearing liabilities	3,868,167	6,141	0.64%	3,052,367	4,980	0.65%	3,002,475	4,666	0.63%
Non-interest-bearing deposits	864,192			756,846			657,702
Other liabilities	43,786			29,789			26,425
Total liabilities	4,776,145			3,839,002			3,686,602
Shareholders’ equity	710,292			561,159			564,145
Total liabilities and shareholders’ equity	$5,486,437			$4,400,161			$4,250,747

Net interest income, taxable equivalent		$48,487			$41,667			$39,409
Interest rate spread			3.93%			4.16%			4.21%
Tax equivalent net interest margin			4.05%			4.29%			4.33%

Percentage of average interest-earning assets to average interest-bearing liabilities			124.41%			126.16%			122.92%

(1) Interest amounts and yields are stated on a taxable-equivalent basis assuming a federal income tax rate of 35 percent.
(2) Loans include loans held for sale and non-accrual loans.
(3) Investment securities include investments in FHLB stock.

APPENDIX - RECONCILIATION OF NON-GAAP MEASURES

	As of and for the three months ended
(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Operating Earnings
Net income	$7,800	$11,848	$11,788	$10,741	$10,250
Securities (gains) losses	(130)	85	—	(84)	(1)
Gain on sale of branches	—	(88)	—	—	—
Merger and conversion costs	10,335	803	104	(25)	220
Restructuring charges	21	282	50	2,294	907
Income tax effect of adjustments	(3,217)	(311)	(59)	(836)	(431)
DTA revaluation from reduction in state income tax rates, net of federal benefit	—	—	651	—	—
Net operating earnings (Non-GAAP)	14,809	12,619	12,534	12,090	10,945
Dividends on preferred stock	—	—	—	183	639
Net operating earnings available to common shareholders (Non-GAAP)	$14,809	$12,619	$12,534	$11,907	$10,306
Net operating earnings per common share:
Basic (Non-GAAP)	$0.39	$0.40	$0.40	$0.38	$0.33
Diluted (Non-GAAP)	0.39	0.40	0.40	0.38	0.33

Pre-Tax, Pre-Provision Operating Earnings
Net income	$7,800	$11,848	$11,788	$10,741	$10,250
Provision for loan losses	1,881	2,714	1,576	994	961
Income tax expense	4,920	6,182	7,891	6,076	5,846
Pre-tax, pre-provision income	14,601	20,744	21,255	17,811	17,057
Securities (gains) losses	(130)	85	—	(84)	(1)
Gain on sale of branches	—	(88)	—	—	—
Merger and conversion costs	10,335	803	104	(25)	220
Restructuring charges	21	282	50	2,294	907
Pre-tax, pre-provision operating earnings (Non-GAAP)	$24,827	$21,826	$21,409	$19,996	$18,183

Operating Non-Interest Income
Non-interest income	$11,354	$9,966	$10,798	$10,800	$8,839
Gain on sale of branches	—	(88)	—	—	—
Securities (gains) losses	(130)	85	—	(84)	(1)
Operating non-interest income (Non-GAAP)	$11,224	$9,963	$10,798	$10,716	$8,838

Operating Non-Interest Expense
Non-interest expense	$44,798	$30,564	$28,848	$32,316	$30,958
Merger and conversion costs	(10,335)	(803)	(104)	25	(220)
Restructuring charges	(21)	(282)	(50)	(2,294)	(907)
Operating non-interest expense (Non-GAAP)	$34,442	$29,479	$28,694	$30,047	$29,831

Operating Efficiency Ratio
Efficiency ratio	75.42%	59.57%	57.58%	64.47%	64.48%
Effect to adjust for securities gains (losses)	0.16	(0.10)	—	0.11	—
Effect to adjust for gain on sale of branches	—	0.10	—	—	—
Effect to adjust for merger and conversion costs	(17.43)	(1.56)	(0.21)	0.04	(0.46)
Effect to adjust for restructuring costs	(0.04)	(0.55)	(0.10)	(4.58)	(1.89)
Operating efficiency ratio (Non-GAAP)	58.11%	57.46%	57.27%	60.04%	62.13%

	As of and for the three months ended
(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Taxable-Equivalent Net Interest Income
Net interest income	48,045	$41,342	$39,305	$39,327	$39,176
Taxable-equivalent adjustment	442	325	314	302	233
Taxable-equivalent net interest income (Non-GAAP)	$48,487	$41,667	$39,619	$39,629	$39,409

Core Net Interest Income and Net Interest Margin (Annualized)
Taxable-equivalent net interest income (Non-GAAP)	$48,487	$41,667	$39,619	$39,629	$39,409
Acquisition accounting amortization / accretion adjustments related to:
Loans	(3,565)	(2,970)	(3,404)	(4,035)	(4,451)
Deposits	(553)	(522)	(713)	(863)	(1,011)
Borrowings and debt	119	170	155	132	100
Income from issuer call of debt security	(165)	(742)	—	—	—
Core net interest income (Non-GAAP)	$44,323	$37,603	$35,657	$34,863	$34,047

Divided by: average interest-earning assets	$4,812,350	$3,851,009	$3,750,223	$3,702,156	$3,690,747
Taxable-equivalent net interest margin (non-GAAP)	4.05%	4.29%	4.19%	4.29%	4.33%
Core taxable-equivalent net interest margin (Non-GAAP)	3.70%	3.87%	3.77%	3.78%	3.74%

Adjusted Allowance for Loan Losses
Allowance for loan losses	$10,231	$9,769	$9,000	$8,358	$8,284
Net acquisition accounting fair value discounts to loans	68,063	40,188	43,095	47,160	51,125
Adjusted allowance for loan losses (Non-GAAP)	$78,294	$49,957	$52,095	$55,518	$59,409

Divided by: total loans	$5,208,752	$3,076,544	$2,979,779	$2,955,771	$2,913,859
Adjusted allowance for loan losses to loans (Non-GAAP)	1.50%	1.62%	1.75%	1.88%	2.04%

Tangible Common Equity to Tangible Assets
Shareholders' equity	$984,642	$562,549	$556,797	$548,116	$567,819
Less preferred stock	—	—	—	—	28,405
Less goodwill and other intangible assets	370,127	165,731	166,476	167,237	168,014
Tangible common equity (Non-GAAP)	$614,515	$396,818	$390,321	$380,879	$371,400

Total assets	$7,421,010	$4,474,144	$4,362,226	$4,327,052	$4,269,078
Less goodwill and other intangible assets	370,127	165,731	166,476	167,237	168,014
Tangible assets	$7,050,883	$4,308,413	$4,195,750	$4,159,815	$4,101,064

Tangible common equity to tangible assets (Non-GAAP)	8.72%	9.21%	9.30%	9.16%	9.06%

Tangible Book Value per Share
Tangible common equity (Non-GAAP)	$614,515	$396,818	$390,321	$380,879	$371,400
Divided by: common shares outstanding	51,480,284	31,726,767	31,711,901	31,712,021	31,609,021
Tangible book value per common share (Non-GAAP)	$11.94	$12.51	$12.31	$12.01	$11.75